Exhibit 99.2

Investor Relations Update
January 23, 2020
General Overview

●
Fleet and Operation - On March 13, 2019, a directive from the Federal Aviation Administration (FAA) grounded all U.S.-registered Boeing 737 MAX aircraft. The American Airlines fleet currently includes 24 Boeing 737 MAX 8 aircraft with an additional 76 aircraft on order. As previously disclosed, the company has now cancelled all 737 MAX 8 flying through June 3, 2020 and will continue to assess this timeline.
As previously disclosed, the company reached a confidential agreement with Boeing on compensation for financial damages incurred in 2019 due to the grounding of the 737 MAX 8 aircraft. The company anticipates accounting for substantially all of the compensation as a reduction in cost basis of grounded MAX aircraft and certain future MAX aircraft deliveries.

●	Capacity - The company expects its first quarter capacity to be up approximately 2.5 percent and full year capacity to be up between 4 to 5 percent year-over-year.

●	Revenue - The company expects its first quarter total revenue per available seat mile (TRASM) to be flat to up 2 percent year-over-year.

●	CASM[1] - The company expects its first quarter total cost per available seat mile excluding fuel, net special items and new labor agreements (CASM)[2] to be up 2 to 4 percent year-over-year.

●	Fuel - Based on the January 21, 2020 forward curve, the company expects to pay an average of between $2.00 and $2.05 per gallon of total jet fuel (including taxes) in the first quarter.

●
Liquidity - As of December 31, 2019, the company had approximately $7.0 billion in total available liquidity. The company’s total liquidity is comprised of unrestricted cash and investments of $3.8 billion and $3.2 billion in undrawn revolver capacity. The company also had a restricted cash position of $158 million.

●
Capital Expenditures - For 2020, the company expects to invest $3.3 billion in capex, including $1.6 billion of aircraft and $1.7 billion in non-aircraft capex. For 2021, total capex is expected to be $2.0 billion, including $0.8 billion for aircraft and $1.2 billion for non-aircraft capex.

●	Free Cash Flow[3] - The Company expects to generate approximately $6 billion of free cash flow between 2020 and 2021.

●
Taxes - As of December 31, 2019, the company had approximately $9.1 billion of federal net operating losses (NOLs) and $3.0 billion of state NOLs, substantially all of which are expected to be available in 2020 to reduce future federal and state taxable income. The company expects to recognize a provision for income taxes in 2020 at an effective rate of approximately 25 percent, which will be substantially non-cash.

●
Pre-tax Margin and EPS - Based on the assumptions outlined above, the company presently expects its first quarter pre-tax margin excluding net special items to be approximately 2 to 4 percent[2]. The company expects to report full year 2020 earnings per diluted share excluding net special items of between $4 and $6[2].

Notes:

1.	All CASM guidance excludes the impact of fuel, net special items and new labor agreements.
2.	The company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time.
3.	Free cash flow is defined as operating cash flow less capital expenditures plus proceeds from sale-leaseback transactions.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Financial Update
January 23, 2020
Financial Comments

	1Q20E	FY20E
Total Mainline and Regional Guidance[1]
Available Seat Miles (ASMs) (bil)	~68.4	~296.5		~299.3
Year-over-Year Change (%)	~2.5%	4%	to	5%

Cargo Revenues ($ mil)[2]	~185
Other Revenues ($ mil)[2]	~721

Average Fuel Price (incl. taxes) ($/gal) (as of 1/21/2020)	~2.00 to ~2.05	2.05	to	2.10
Fuel Gallons Consumed (mil)	~1,085	~4,750

CASM ex fuel and net special items (guidance is YOY % change)[3]	+2% to +4%	0%	to	+2%

Interest (Income) ($ mil)	~(23)
Interest Expense ($ mil)	~255
Other Non-Operating (Income)/Expense ($ mil)[4]	~(110)
Earnings per Share		$4.00 to $6.00

Annual Capex Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft Capex		(1,700)

Gross Aircraft Capex & net PDPs		(1,647)
Assumed Sale-Leaseback Proceeds		1,492
Assumed Debt Financing		939
Net Aircraft Capex & PDPs[5]		783

Notes:

1.
Includes guidance on certain non-GAAP measures, which exclude net special items. The company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Cargo/Other revenue includes cargo revenue, loyalty program revenue, and contract services.
3.	CASM ex fuel, net special items and the impact of new labor agreements is a non-GAAP financial measure.
4.
Other Non-Operating (Income)/Expense primarily includes non-service related pension and retiree medical benefit income/costs, gains and losses from foreign currency, and income/loss from the company’s approximate 25% ownership interest in Republic Airways Holdings Inc.

5.	Numbers may not recalculate due to rounding.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fleet Update
January 23, 2020
Fleet Comments

•
On March 13, 2019, a directive from the FAA grounded all U.S.-registered Boeing 737 MAX aircraft. The company currently has 76 Boeing 737 MAX Family aircraft on order and has not taken delivery of any Boeing 737 MAX Family aircraft since the grounding. The extent of the delay to the scheduled deliveries of the Boeing 737 MAX aircraft included in the table below is expected to be impacted by the length of time the FAA order remains in place, Boeing's production rate and the pace at which Boeing can deliver aircraft following the lifting of the FAA order, among other factors. The below table reflects the company's estimate of future Boeing 737 MAX aircraft deliveries based on information currently available; however, the actual delivery schedule is expected to differ from the table below.

•
In 2020, the company expects to take delivery of 53 mainline aircraft comprised of 18 A321neo aircraft, 22 B738 MAX aircraft, 12 B788 aircraft and 1 used A319. The company also expects to retire 31 mainline aircraft, including 11 B763 aircraft and 20 E190 aircraft.

•
In 2020, the company expects to increase the regional fleet count by a net of 12 aircraft, resulting from the net addition of 10 CRJ700 aircraft, 2 CRJ900 aircraft and 20 E175 aircraft, as well as the reduction of 4 CRJ200 and 16 ERJ140 aircraft.

Active Mainline Year Ending Fleet Count			Active Regional Year Ending Fleet Count[1]
	2019A	2020E		2019A	2020E
A319	132	133	CRJ200	19	15
A320	48	48	CRJ700	121	131
A321	218	218	CRJ900	126	128
A321neo	12	30	E175	175	195
A332	15	15	ERJ140	46	30
A333	9	9	ERJ145	118	118
B738	304	304		605	617
B738 MAX	24	46
B757	34	34
B763	17	6
B772	47	47
B773	20	20
B788	20	32
B789	22	22
E190	20	—
	942	964

Notes:

1.	At the end of the fourth quarter of 2019, the company had 12 ERJ140 regional aircraft in temporary storage, which are not included in the active regional ending fleet count.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Shares Outstanding
January 23, 2020
Shares Outstanding Comments

•	The estimated weighted average shares outstanding for 2020 are listed below.

•
On April 25, 2018, the company’s Board authorized a $2.0 billion share repurchase program to expire by the end of 2020, of which $565 million remained available for use as of December 31, 2019. The total amount authorized for share repurchase programs since the merger is $13.0 billion. All previous repurchase programs had been fully expended as of March 31, 2018.

•
Including share repurchases, shares withheld to cover taxes associated with employee equity awards and share distributions, and the cash extinguishment of convertible debt, the company’s share count has dropped 43 percent from 756.1 million shares at merger close to 428.2 million shares outstanding on December 31, 2019.

2020 Shares Outstanding (shares mil)[1]
	Shares
For Q1	Basic	Diluted
Earnings	428	429
Net loss	428	428

	Shares
For FY 2020 Average	Basic	Diluted
Earnings	429	430
Net loss	429	429

Notes:

1.
Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity and does not assume any future share repurchases. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation
January 23, 2020
The company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure). Management uses total operating costs excluding net special items and fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. Additionally, net special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and net special items allow management an additional tool to understand and analyze the company’s non-fuel costs and core operating performance. Additionally, the table below presents the reconciliation of other non-operating expense (GAAP measure) to other non-operating expense excluding net special items (non-GAAP measure). Management uses this non-GAAP financial measure to evaluate the company’s current performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the company’s core operating performance.

American Airlines Group Inc. GAAP to Non-GAAP Reconciliation[1] ($ mil except ASM and CASM data)
	1Q20 Range		FY20 Range
	Low	High	Low	High

Total operating expenses	$10,460	$10,677	$43,712	$44,956
Less fuel expense	2,170	2,224	9,738	9,975
Less operating net special items	—	—	—	—
Total operating expense excluding fuel and net special items (Non-GAAP)	8,290	8,452	33,975	34,981

Total CASM (cts)	15.29	15.61	14.74	15.02

Total CASM excluding fuel and net special items (Non-GAAP) (cts)	12.12	12.36	11.46	11.69
YOY (%)	2.0%	4.0%	0.0%	2.0%

Total ASMs (bil)	68.4	68.4	296.5	299.3

Notes:	Amounts may not recalculate due to rounding.
1.
Certain of the guidance provided excludes net special items. The company is unable to fully reconcile such forward-looking guidance to the corresponding GAAP measure because the full nature and amount of net special items cannot be determined at this time. Net special items for this period may include, among others, fleet restructuring expenses, merger integration expenses and mark-to-market adjustments for equity and other investments.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
January 23, 2020
Cautionary Statement Regarding Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Please refer to the footnotes and the forward looking statements page of this document for additional information